Exhibit 99.n(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 8 to Registration Statement No. 811-06565 on Form N-2 of our report dated November 18, 2005, relating to H&Q Life Sciences Investors appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading “Financial Highlights” and “Experts” in the Prospectus and “Financial Statements” in the Statement of Additional Information, each of which is part of such Registration Statement.

/s/Deloitte & Touche LLP
Boston, Massachusetts
April 10, 2006